Exhibit 10.5.1

SCHEDULE OF KEY EMPLOYEE CHANGE IN CONTROL AGREEMENTS
In accordance with Instruction 2 to Item 601 of Regulation S-K, Fulton Financial Corporation (the “Corporation”) has omitted filing Key Employee Change in Control Agreements by and between the Corporation and the following Executive Officers because they are substantially identical in all material respects to the form of Change in Control Agreement filed as Exhibit 10.2 to the Corporations Current Report on Form 8-K filed January 4, 2018:

1.	Mark R. McCollom
2.	Curtis J. Myers
3.	David M. Campbell
4.	Beth Ann L. Chivinski
5.	Meg R. Mueller
6.	Angela M. Sargent
7.	Angela M. Snyder
8.	Daniel R. Stolzer
9.	Bernadette M. Taylor